                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12

                             CAM DATA SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                             CAM DATA SYSTEMS, INC.
                              17520 NEWHOPE STREET
                        FOUNTAIN VALLEY, CALIFORNIA 92708

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  APRIL 6, 2000


To the stockholders of CAM Data Systems, Inc.

     NOTICE IS HEREBY GIVEN THAT the 2000 Annual Meeting of Stockholders of CAM DATA SYSTEMS, INC. (the "Company"), will be held on April 6, 2000 at 2:00 P.M. at the Courtyard by Marriott Hotel, 9950 Slater Avenue, Fountain Valley, California 92708 (the "Annual Meeting") for the purposes described below.

     1. To elect six (6) persons to serve on the Company's Board of Directors who shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

     2. To confirm the appointment of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year ending September 30, 2000.

     3. To approve an amendment to the Company's Certificate of Incorporation to change the Company's name to "CAM Commerce Solutions."

     4. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 5,000,000 to 12,000,000.

     5. To amend the Company's 1993 Stock Option Plan to increase the number of shares of common stock authorized for issuance under the plan from 1,200,000 to 1,700,000 and lengthen the term of the plan from 10 years to 20 years.

     6. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on February 7, 2000 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.


         By Order of the Board of Directors



         /s/ GEOFFREY D. KNAPP
         -------------------------
         Geoffrey D. Knapp
         Secretary
         February 17, 2000



                                    IMPORTANT

     WHETHER OR NOT YOU EXPECT TO BE AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF BY WRITTEN NOTICE TO THE COMPANY, AND STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY WITHDRAW THEIR PROXIES AND VOTE THEIR SHARES PERSONALLY IF THEY SO DESIRE.

                             CAM DATA SYSTEMS, INC.
                              17520 NEWHOPE STREET
                        FOUNTAIN VALLEY, CALIFORNIA 92708

                                 PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CAM Data Systems, Inc. (the "Company") of proxies, in the form enclosed, for use at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the time and place and for the purpose set forth in the attached Notice of Annual Meeting of Stockholders.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

     The cost of soliciting proxies will be borne by the Company. It is expected that proxies will be solicited exclusively by mail; however, if it should appear to be desirable to do so, directors, officers and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished. The Company may also reimburse persons holding stock as nominees for reasonable expenses in sending proxy material to their principals.

     A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement, "FOR" confirmation of the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending September 30, 2000, "FOR" the approval of the amendment of the Company's Certificate of Incorporation to change the Company's name to CAM Commerce Solutions, "FOR" the approval of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 5,000,000 to 12,000,000, and "FOR" the approval of the amendment to the Company's 1993 Stock Option Plan to increase the number of shares of common stock authorized for issuance under the plan from 1,200,000 to 1,700,000 and to increase the term of the plan from 10 years to 20 years.

     Abstentions and broker non-votes each shall be included in the determination of the number of shares present at the Annual Meeting and for the purpose of determining whether a quorum is present, and each shall be tabulated separately. Abstentions and broker non-votes shall not be counted in determining whether a nominee is elected. In determining whether a proposal has been approved, any shares not voted (whether by abstention, broker non-votes or otherwise) have the effect of a negative vote.

     Mailing of this proxy statement and the accompanying proxy is to commence on or about February 17, 2000.

     On February 7, 2000, the record date for stockholders entitled to vote at the Annual Meeting, the Company's outstanding voting securities consisted of 2,489,000 shares of common stock, par value $.001, of which each share is entitled to one vote.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     A total of six directors are to be elected at the Annual Meeting. Management has nominated Geoffrey D. Knapp, Walter W. Straub, David Frosh, Corley Phillips, Frederick Haney and Scott Broomfield for election as directors, each to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. While the Company's Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director of the Company, the proxies solicited hereby will be voted for such other persons as shall be designated by the Company's Board of Directors should any nominee become unavailable to serve. The six nominees receiving the highest number of votes at the Annual Meeting will be elected. Stockholders are not entitled to cumulate their votes in the election of directors.

         Information regarding the current directors and executive officers, nominees for election as directors and significant employees of the Company appears below. These statements are in each instance based on information furnished to the Company by the person concerned. Information regarding ownership of the Company's common stock by the directors and executive officers of the Company is set forth below under "Security Ownership of Directors, Management and Certain Beneficial Owners" contained in the succeeding table.

NOMINEES

         Certain information concerning the six persons nominated at the Annual Meeting by the Board of Directors for election as directors for the ensuing year is set forth below:

--------------------------------------------------------------------------------
NAME                            AGE           POSITION WITH THE COMPANY
--------------------------------------------------------------------------------
Geoffrey D. Knapp               41            Chief Executive Officer, Chairman
                                              of the Board, and Secretary
--------------------------------------------------------------------------------
David A. Frosh                  41            President and Director
--------------------------------------------------------------------------------
Walter W. Straub                56            Director
--------------------------------------------------------------------------------
Dr. Fred M. Haney               58            Director
--------------------------------------------------------------------------------
Corley Phillips                 45            Director
--------------------------------------------------------------------------------
Scott Broomfield                42            Director
--------------------------------------------------------------------------------

     Geoffrey D. Knapp, founder of the Company, has been a Director, and Chief Executive Officer of the Company since its organization in September 1983. Mr. Knapp received a bachelor's degree in marketing from the University of Oregon in 1980.

     David A. Frosh joined the Company as President in June 1996. Mr. Frosh has been a member of the board of directors since August 1991. From June 1990 to June 1996, Mr. Frosh was employed as sales executive for the national accounts division of Automatic Data Processing "ADP". ADP provides computerized transaction processing, data communications and information services. From June 1988 to June 1990, Mr. Frosh served as Director of Marketing for Optima Retail Systems, a privately held company, which manufactured and marketed inventory control systems for the retail apparel industry. Mr. Frosh received a bachelor's degree in marketing from Central Michigan University in 1980 and a master's degree in business administration from Claremont Graduate School in 1999.

     Walter W. Straub has been a Director of the Company since May 1989. He is also currently, and has been since October 1983, President, Chief Executive and Director of Rainbow Technologies, Inc., a public company engaged in the business of designing, developing, manufacturing and marketing of proprietary computer-related security products. Mr. Straub received a bachelor's degree in electrical engineering in 1965 and a master's degree in finance in 1970 from Drexel University.

     Dr. Fred M. Haney joined the Company as Director in September 1996. Dr. Haney has been the President of Venture Management Company, Palos Verdes Estates, California, since 1991. From 1984 to 1991, he was founder and manager of 3I Ventures, California, a high technology venture capital fund. Dr. Haney has extensive experience in strategic planning, operations and finance in the information and computer industry. Dr. Haney holds a doctorate in computer science from Carnegie-Mellon University.

     Corley Phillips joined the Company as Director in September 1996. Mr. Phillips is an independent investor. From 1996 to 1997, Mr. Phillips served as President, CEO and Director for Telephone Response Technologies, a Roseville, California-based developer of computer technology software. From 1995 to 1996, Mr. Phillips served as Vice President of marketing and product support for State of The Art, an accounting software company based in Irvine, California. From 1990 to 1994, Mr. Phillips served as President and CEO of Manzanita Software Systems, a developer of Windows-based accounting software. From 1984 to 1990, Mr. Phillips was President and co-founder of Grafpoint, a developer of software for computer applications based in San Jose, California. Mr. Phillips has also held various sales and marketing positions with Envision Technology and Hewlett-Packard. Mr. Phillips holds both a bachelor's degree and a master's degree in electrical engineering from Washington University in St. Louis, Missouri, as well as a master's degree in business administration from Santa Clara University in Santa Clara, California.

     Scott Broomfield joined the Company as Director in March 1999. Mr. Broomfield has been, since 1997, Chief Executive and a Director of Centura Software, Inc., a public company engaged in the business of providing a suite of products usable by application developers to build and deploy component based distributed business applications. From February 1993 to December 1997, Mr. Broomfield was a principal with the firm of Hickey & Hill Incorporated "H & H". In this capacity, Mr. Broomfield assisted companies with executive management, strategy, operational and financial consulting, business planning and business development. Prior to joining H & H, Mr. Broomfield held senior management positions at Trilogy Systems, Inc., and Digital Equipment Corporation. Mr. Broomfield has a bachelor's degree in psychology from Azusa Pacific University and master's degree in business administration from Santa Clara University.

STRUCTURE AND FUNCTION OF THE BOARD OF DIRECTORS

     During the Company's fiscal year ended September 30, 1999, the Board of Directors held four meetings. Each incumbent director attended 100% of the total number of meetings of the Board of Directors.

     The Company has a Compensation Committee, which consists of Geoffrey D. Knapp, Walter Straub, and Frederick Haney. The Compensation Committee consults with the Board of Directors concerning compensation for the Company's executive officers. During fiscal 1999, the Compensation Committee held one meeting. The Company has an Audit Committee, which consists of Walter W. Straub and Corley Phillips. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held one meeting during fiscal 1999. The Company has an Option Committee, which consists of Walter Straub, Corley Phillips, Frederick Haney, and Scott Broomfield. The Option Committee administers the Company's 1993 Stock Option Plan. There is no nominating committee of the Board of Directors; the Board of Directors meets as a whole to nominate individuals for election as directors.

EXECUTIVE OFFICERS

     In addition to Mr. Knapp, the Company has two other executive officers, David Frosh, President, and Paul Caceres Jr., Chief Financial Officer and Chief Accounting Officer. The executive officers serve at the discretion of the Board of Directors.

     Paul Caceres, Jr. has been the Chief Financial Officer and Chief Accounting Officer of the Company since September 1987. From 1982 to 1987, Mr. Caceres was employed by Arthur Young & Company, the predecessor to Ernst & Young LLP, as an Audit Senior and in 1987, was promoted to Audit Manager. He received a bachelor's degree in business administration from the University of Southern California in 1982.

                   SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of December 31, 1999, certain information regarding ownership of the Company's common stock by (i) each person that the Company knows is the beneficial owner of more than 5% of the Company's outstanding common stock, (ii) each current director and executive officer of the Company and all nominees for director, and (iii) all directors and officers as a group.


-------------------------------------------------------------------------------------------------
                                                       SHARES BENEFICIALLY OWNED
-------------------------------------------------------------------------------------------------
                 NAME AND ADDRESS OF         AMOUNT & NATURE OF
TITLE OF CLASS   BENEFICIAL OWNER            BENEFICIAL OWNER(9)         PERCENTAGE OF CLASS(10)
-------------------------------------------------------------------------------------------------
Common Stock     Geoffrey D. Knapp(1)            324,000(2)                     11.96%
-------------------------------------------------------------------------------------------------
Common Stock     Paul Caceres Jr.(1)              23,000(3)                         *
-------------------------------------------------------------------------------------------------
Common Stock     Walter W. Straub(1)              92,000(4)                      3.40%
-------------------------------------------------------------------------------------------------
Common Stock     David Frosh(1)                   19,000(5)                         *
-------------------------------------------------------------------------------------------------
Common Stock     Corley Phillips(1)               41,500(6)                      1.53%
-------------------------------------------------------------------------------------------------
Common Stock     Fred Haney(1)23,000(7)           23,000(7)                         *
-------------------------------------------------------------------------------------------------
Common Stock     Scott Broomfield(1)               8,000(8)                         *
-------------------------------------------------------------------------------------------------
Common Stock     All Directors and
                 Officers as a Group
                 (of 7 persons)(1)               528,000                           20%
-------------------------------------------------------------------------------------------------

 *   percentage is less than 1%.

(1) The address of each beneficial owner is in care of CAM Data Systems, Inc., 17520 Newhope Street, Fountain Valley, California 92708.

(2) Includes (i) an aggregate of 3,100 shares of common stock held in trust for three daughters of Mr. Geoffrey Knapp over which he has shared voting power
     (ii) options to purchase an aggregate of 10,000 shares until the sooner of October 12, 2002, or twelve months after ceasing to serve as a director at a price of $2.34 per share (iii) options to purchase an aggregate of 50,000 shares until the sooner of October 20, 2003, or twelve months after ceasing to serve as a director at a price of $1.93 per share (iv) options to purchase an aggregate of 15,000 shares until the sooner of December 16, 2006, or twelve months after ceasing to serve as a director at a price of $3.75 per share.

(3) Includes options to purchase (i) an aggregate of 15,000 shares of common stock until the sooner of January 3, 2004, or twelve months after ceasing to serve as a director at a price of $2.13 per share (ii) an aggregate of 8,000 shares until the sooner of December 16, 2006, or twelve months after ceasing to serve as a director at a price of $3.75 per share.

(4) Includes options to purchase (i) an aggregate of 7,500 shares until the sooner of October 19, 2003, or twelve months after ceasing to serve as a director at a price of $1.75 per share (ii) an aggregate of 7,500 shares until the sooner of May 25, 2005, or twelve months after ceasing to serve as a director at a price of $2.38 per share (iii) an aggregate of 7,500 shares until the sooner of May 9, 2006, or twelve months after ceasing to serve as a director at a price of $2.50 per share (iv) an aggregate of 7,500 shares until the sooner of May 8, 2007, or twelve months after ceasing to serve as a director at a price of $3.38 per share (v) an aggregate of 4,400 shares until the sooner of May 8, 2007, or twelve months after ceasing to serve as a director at a price of $3.38 per share (vi) an aggregate of 10,000 shares until the sooner of May 7, 2008, or twelve months after ceasing to serve as a director at a price of $2.75 per share
     (vii) an aggregate of 7,500 shares until the sooner of May 6, 2009, or twelve months after ceasing to serve at a director at a price of $5.38 per share.

(5) Includes options to purchase (i) an aggregate of 7,500 shares until the sooner of May 9, 2006, or twelve months after ceasing to serve as a director at a price of $5.50 per share (ii) an aggregate of 7,100 shares until the sooner of June 10, 2006, or twelve months after ceasing to serve as a director at a price of $2.50 per share (iii) an aggregate of 4,400 shares until the sooner of May 8, 2007, or twelve months after ceasing to serve as a director at a price of $3.38 per share.

(6) Includes options to purchase (i) an aggregate of 5,000 shares until the sooner of September 23, 2006, or twelve months after ceasing to serve as a director at a price of $2.50 per share (ii) an aggregate of 7,500 shares until the sooner of May 8, 2007, or twelve months after ceasing to serve as a director at a price of $3.38 per share (iii) an aggregate of 10,000 shares until the sooner of May 7, 2008, or twelve months after ceasing to serve as a director at a price of $2.75 per share (iv) an aggregate of 7,500 shares until the sooner of May 6, 2009, or twelve months after ceasing to serve at a director at a price of $5.38 per share.

(7) Includes options to purchase (i) an aggregate of 5,000 shares until the sooner of September 23, 2006, or twelve months after ceasing to serve as a director at a price of $2.50 per share (ii) an aggregate of 10,000 shares until the sooner of May 7, 2008, or twelve months after ceasing to serve as a director at a price of $2.75 per share (iii) an aggregate of 7,500 shares until the sooner of May 6, 2009, or twelve months after ceasing to serve as a director at a price of $5.38 per share.

(8) Includes options to purchase (i) an aggregate of 7,500 shares until the sooner of May 6, 2009, or twelve months after ceasing to serve at a director at a price of $5.38 per share (ii) an aggregate of 360 shares until the sooner of April 22, 2009, or twelve months after ceasing to serve as a director at a price of $5.25 per share.

(9) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable, or will become exercisable within 60 days from the date hereof, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(10) The percentage of ownership of the class of voting securities in the above table has been calculated by dividing (i) the aggregate number of shares of such class actually owned plus all shares of such class which may be deemed to be "beneficially owned," by (ii) the number of shares of such class actually outstanding plus the number of shares of such class such "beneficial owner" may be deemed to "beneficially own" assuming no other acquisitions of shares of such class through the exercise of any option, warrant or right by any other person.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS.

     In May 1999, the Company granted options to purchase 7,500 shares of common stock to each outside director, as compensation for serving as such, and these options were issued at the current market price of $5.375 per share. These options were granted under the terms and conditions of the Company's 1993 Stock Option Plan.

     In addition, directors who are not also executive officers of the Company are entitled to an expense reimbursement for attending meetings of the Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission "SEC". Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Management believes all such individuals were in compliance with Section 16(a) at December 31, 1999.

COMPENSATION OF OFFICERS

         The following table sets forth information concerning compensation paid by the Company for services rendered to the Company during fiscal year ended September 30, 1999, and the prior two fiscal years, to the Company's Chief Executive Officer and each additional executive officer whose total compensation exceeded $100,000 ("Named Executive Officer"):

-----------------------------------------------------------------------------------------------------------------
                                          SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------
                                                                                LONG-TERM
                               ANNUAL COMPENSATION                              COMPENSATION
-----------------------------------------------------------------------------------------------------------------
                                                                                AWARDS
-----------------------------------------------------------------------------------------------------------------
                                                                                SECURITIES
                                                                                UNDERLYING
NAME AND                                                      OTHER ANNUAL      OPTIONS/          ALL OTHER
PRINCIPAL POSITION     YEAR         SALARY         BONUS(1)   COMPENSATION      SARS(#)           COMPENSATION(2)
-----------------------------------------------------------------------------------------------------------------
Geoffrey Knapp         1999        $222,500        $140,400        --                 0             $8,800
Chairman of the        1998        $209,200        $     --        --                 0             $8,100
Board and CEO          1997        $200,700        $     --        --            20,000             $7,500

David Frosh            1999        $133,900        $109,200        --                 0             $  --
President              1998        $128,800        $     --        --                 0             $  --
                       1997        $127,500        $     --        --                 0             $  --

Paul Caceres Jr        1999        $136,800        $ 62,400        --                 0             $4,500
CFO and CAO            1998        $131,700        $     --        --                 0             $4,700
                       1997        $127,700        $     --        --            10,000             $4,900

-------------------

(1) Bonuses paid to the Named Executive Officers are pursuant to annual incentive compensation programs established each year for selected employees of the Company, including the Company's executive officers. Under this program, performance goals, relating to such matters as sales growth, gross profit margin and net income as a percentage of sales and individual efforts were established each year. Incentive compensation, in the form of cash bonuses, was awarded based on the extent to which the Company and the individual achieved or exceeded the performance goals.

(2) All other compensation consists of interest on employee notes payable to the Company and the amortization of the notes that was declared compensation during the year.

STOCK OPTIONS GRANTED AND EXERCISED DURING 1999

         There were no options granted to any of the Named Executive Officers in fiscal year 1999; therefore, no table of options granted is presented.

         The following table sets forth certain information concerning options exercised by the Named Executive Officers during the fiscal year covered by this report, and outstanding options at the end of such year held by the Named Executive Officers.

-----------------------------------------------------------------------------------------------------------------
                               AGGREGATE OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES
-----------------------------------------------------------------------------------------------------------------
                                                                                 VALUE OF UNEXERCISED
                  SHARES                          NUMBER OF UNEXERCISED OPTIONS  IN-THE-MONEY OPTIONS AT
                  ACQUIRED ON      VALUE          AT SEPTEMBER 30, 1999          SEPTEMBER 30, 1999
NAME              EXERCISE       REALIZED(1)      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE(2)
-----------------------------------------------------------------------------------------------------------------

Geoffrey Knapp       --              --                 74,000/6,000                  $595,400/$39,800

David Frosh          --              --                 55,900/36,000                 $420,400/$283,500

Paul Caceres         --              --                 52,000/3,000                  $423,300/$19,900

----------------------

(1) Market value of the underlying securities at the exercise date minus the exercise price of the options.

(2) Calculated based on the closing bid price for a share of the Company's common stock as reported by NASDAQ on September 30, 1999, which was $10.375.

                        REPORT OF COMPENSATION COMMITTEE

TO:  THE BOARD OF DIRECTORS

     As members of the Compensation Committee, it is our duty to review and recommend the compensation levels for members of the Company's management, evaluate the performance of management and administer the Company's various incentive plans. This Committee has reviewed in detail the Compensation of the Company's three executive officers. In the opinion of the Committee, the compensation of the three executive officers of the Company is reasonable in view of its performance and the respective contributions of such officers to the Company's performance.

     In determining the management compensation, this Committee compares the compensation paid to management to the level and structure of compensation paid to management of competing companies. Additionally, the Committee considers the sales and earnings performance of the Company compared to competing and similarly situated companies. The Committee also takes into account such relevant external factors as general economic conditions, geographic market of work place, stock price performance and stock market prices.

     Management compensation is comprised of 60% to 70% of fixed salary, and 30% to 40% variable compensation based on performance factors. Stock options are granted at the discretion of the Board of Directors, and there is no set minimum or maximum amount of options that can be issued. Performance factors that determine management compensation are sales, net income of the Company, and individual performance.

     The committee examines compilations of executive compensation such as various industry compensation surveys for middle market companies. In 1999, the compensation for the Chief Executive Officer was comparable to other Chief Executive Officers of middle market companies in related industries.

     Mr. Knapp, a member of the Committee, is also an executive officer of the Company. However, Mr. Knapp abstained from any considerations with respect to any decision directly affecting his compensation.

         COMPENSATION COMMITTEE

         WALTER STRAUB, FRED HANEY, AND GEOFFREY D. KNAPP
         DECEMBER 1, 1999

     The Report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, unless the report is specifically incorporated by reference.

                                PERFORMANCE GRAPH

     The following graph shows the performance of the Company's stock for the last five fiscal years in relation to the Total Return Index for The NASDAQ Stock Market (US Companies) and also compared to the NASDAQ Computer and Data Processing Stocks Total Return Index.

                         STOCK PRICE PERFORMANCE GRAPH

                              1994   1995   1996   1997   1998   1999
                              ----   ----   ----   ----   ----   ----
NASDAQ STOCK MARKET           100    138    164    225    229    372
NASDAQ RETAIL TRADE STOCKS    100    110    132    151    130    158
CAM DATA SYSTEMS STOCK        100    363    463    288    344   1038


     This stock price data is prepared from data generated under the assumption of dividend reinvestment.

THE STOCK PRICE PERFORMANCE GRAPHIS PURELY HISTORICAL INFORMATION AND SHOULD NOT BE RELIED UPON AS INDICATIVE OF FUTURE PRICE PERFORMANCE.

FAMILY RELATIONSHIPS

     There are no family relationships between any director and/or executive officer of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     During the fiscal year ended September 30, 1999, the Company granted non-qualified options to certain employees and directors to purchase an aggregate of 185,400 shares of common stock of the Company at a price ranging from $3.13 to $5.38 per share expiring ten years from the date of grant.

                 PROPOSAL 2: CONFIRMATION OF INDEPENDENT AUDITORS

     It is proposed that the stockholders confirm the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the 2000 fiscal year. Ernst & Young LLP has been the independent auditors of the Company for many years. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

     Confirmation by the stockholders of the appointment of the auditors requires the affirmative vote of the holders of a majority of the shares of the common stock represented in person or by proxy at the Annual Meeting and entitled to vote. In the event such confirmation is not obtained, the Board of Directors will consider alternative independent auditors.

RECOMMENDATION

     The Board of Directors unanimously recommends that the Company's stockholders vote FOR confirmation of Ernst & Young LLP as independent auditors for the 2000 fiscal year.

               PROPOSAL 3: CHANGE NAME TO CAM COMMERCE SOLUTIONS

     The Board of Directors proposes amending the Company's Certificate of Incorporation to change the Company's name from CAM Data Systems, Inc. to "CAM Commerce Solutions" in order to better represent its business model, target markets, and opportunities for the future. The Company while maintaining its traditional business focus of providing "one source" solutions for automating traditional retailers, expects an increasing amount of business to come from E-commerce related revenue sources in the future. Furthermore, the Company's target market has expanded beyond the traditional retailer to both virtual retailers and other businesses that want to sell products on the web. This will provide an opportunity for new revenue sources that include: shared hosting of its new i.STAR web site product; web consulting services for retailers wishing to modify the look and feel of their i.STAR internet storefront sites; credit card processing; direct sales of software and hardware products to retailers through the Company's web site; and other opportunities as the result of strategic partnerships to deploy and deliver the Company's software products for traditional and web retailing.

     In light of the Company's new products, changing business model, and new opportunities, management believes the name change is important in building our brands and creating a company image that best fits the Company. The Company will now provide all different kinds of "commerce" solutions for the traditional and web retailer that were not even possible when the Company started in 1983 and thus the term "Commerce Solutions" will identify our business model both currently and for the future, far better than "Data Systems."

RECOMMENDATION

     The Board of Directors unanimously recommends that the Company's stockholders vote "FOR" approval of the name change to CAM Commerce Solutions. Approval of the name change by the Company's stockholders requires the affirmative vote of the holders of a majority of the shares of common stock outstanding.

               PROPOSAL 4: TO APPROVE AN INCREASE IN THE NUMBER
                 OF AUTHORIZED COMMON SHARES TO TWELVE MILLION.

     The Board of Directors proposes an amendment to the Company's Certificate of Incorporation to increase the number of authorized number of shares of common stock from 5,000,000 to 12,000,000.

     The proposed additional shares may be used in connection with possible stock splits or dividends, management incentive and employee benefit plans, investments, acquisitions, equity financings, and for other purposes. At this time, the Company has no present plans, understandings, or agreements for the issuance or use of the proposed additional shares of common stock. Nevertheless, the Board of Directors believes that the proposed increase is desirable so that, as the need arises, the Company will be able to issue the shares of common stock without the expense and delay of a special stockholders' meeting.

     Authorized but unissued shares of the Company's common stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by Delaware law or the rules of The Nasdaq Stock Market.

     Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued common stock could be issued in one or more transactions which would make more difficult or costly, and less likely, a takeover of the Company. The Board of Directors is not presently aware of any plans to acquire control of the Company.

     The adoption of the proposed amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock from 5,000,000 to 12,000,000 shares will require the affirmative vote of the holders of a majority of the outstanding shares of common stock.

RECOMMENDATION

     The Board of Directors unanimously recommends a vote "FOR" the adoption of the proposed amendment to the Company's Certificate of Incorporation.

                 PROPOSAL 5: AMENDMENT TO 1993 STOCK OPTION PLAN

     Stockholders are being asked to consider and vote upon a proposal to amend the Company's 1993 Stock Option Plan (the "1993 Plan") to increase from 1,200,000 to 1,700,000 the number of shares of the Company's common stock for which options may be granted to directors, officers and employees of , and consultants to, the Company, and to increase the term of the 1993 Plan from 10 years to 20 years.

Description of the Plan

     Under the Company's existing 1993 Plan as currently in effect, only 100,000 shares of common stock remain available for the grant of options. The Company's Board of Directors believes it to be in the best interests of the Company and its stockholders to increase the number the number of shares available for the grant of options to provide incentives to officers and other key employees of the Company to remain with and increase their efforts on behalf of the Company, and to enable the Company's management to grant options to non-employee directors, consultants, major vendors and others expected to provide significant services to the Company. Accordingly, on November 1, 1999, the Company's Board of Directors unanimously approved an amendment to the 1993 Plan to increase by 500,000 the number of shares of the Company's common stock available for the grant of options thereunder, and directed that this amendment to the 1993 Plan be submitted to the Company's stockholders at the Annual Meeting for their approval. The Board of Directors also approved an amendment to the 1993 Plan to increase its term from 10 years to 20 years.

     If an option granted under the 1993 Plan expires or terminates, the shares subject to any unexercised portion of that option will again become available for the issuance of further options under the 1993 Plan. Options granted under the 1993 Plan will be exclusively "nonstatutory options" that will not qualify as "incentive stock options" under Section 422A of the Internal Revenue Service Code of 1986. Unless the proposed amendment is adopted, the 1993 Plan will terminate on April 15, 2003, and no options may be granted under the 1993 Plan thereafter. As of the date of this Proxy Statement, options to purchase an aggregate of 1,100,000 shares have been granted under the 1993 Plan.

     The 1993 Plan is administered by the Board of Directors, or by a committee consisting of at least two members of the Board of Directors who have been appointed by the Board (the "Committee"). The Board or the Committee, as the case may be, has the authority to select the persons to receive options granted under the 1993 Plan, the extent of their participation, and the terms and conditions of each option, subject to certain limitations set forth in the 1993 Plan. Full and part time employees, officers, non-employee directors, consultants, major vendors, and others expected to provide significant services to the Company may be granted nonstatutory options under the 1993 Plan. The Company presently employs approximately 185 persons on a full-time basis, all of whom are eligible for the selection as participants in the 1993 Plan. Each member of the Committee automatically receives an option for 7,500 shares of common stock of the Company at a price equal to the fair market value on each anniversary date of his service as a member of the Committee, provided he is a member of the Committee at such anniversary date.

     Options granted under the 1993 Plan will become exercisable in accordance with the terms of the grant made by the Board or the Committee, as set forth in a written stock option agreement to be entered into by all participants receiving options granted under the 1993 Plan. The Board or the Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option is granted, when and in what increments shares covered by the option may be purchased. Options may be granted on terms providing that they will be exercisable either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

     The Board or Committee may in its discretion also include in a stock option agreement a provision making the exercise price of any option granted under the 1993 Plan payable in full (i ) by cash, by cancellation of indebtedness owed by the Company to optionee, or by any combination of the foregoing, or (ii) by a full recourse promissory note executed by the optionee. If payment is made bymeans of a promissory note, the shares purchased generally would be held in pledge to secure payment of the note. Unless and until the purchaser defaulted under the promissory note or governing instruments, the shares so pledged would remain registered in the name of the purchaser, and the purchaser would been titled to vote the shares and to receive all dividends and any other amounts accruing as a result of his or her ownership of such shares.

     If an optionee's employment is terminated other than for cause (as defined in each option agreement), the employee will have the right to exercise his option to the extent then exercisable, at any time within a three (3) month period thereafter, to the extent he was entitled to exercise the option prior thereto. If an optionee dies while still employed, the option may be exercised within twelve (12) months thereafter, by his estate, of by the person or persons to whom his rights under the option passed by will or the laws of descent or distribution, but only to the extent the options were exercisable at the time of death. Options granted under the 1993 Plan will not be transferable except by will and the laws of descent and distribution. During the life of the person to whom the option is granted, that person alone may exercise it.

     Within the limits of the 1993 Plan, the Board or Committee may also modify, extend or renew outstanding options or accept the cancellation of outstanding options (to the extent not previously exercised) for the granting of new options in substitution therefore. However, no modification of any option which alters or impairs any rights or obligations under any option previously granted may be made without the consent of the optionee.

     For employees holding more than ten percent (10%) of the total combined voting power of all classes of outstanding stock, the purchase price of each option granted under the 1993 Plan cannot be less than 110% of the fair market value per share of the Company's common stock subject thereto on the date of the grant. For all other participants, the option exercise price may not be less than the fair market value per share of the Company's common stock subject thereto on the date of the grant. The fair market value per share will generally be the closing bid quotation for a share of the Company's common stock on the date an option is or was granted under the 1993 Plan. If there is no market price available on such date, the fair market value per share will be determined on the basis of factors deemed relevant by the Committee, including without limitation the book value of the shares on such date and the earnings of the Company.

     The Board of Directors may, without affecting any outstanding options, from time to time revise or amend the 1993 Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may either increase the number of shares subject to the 1993 Plan (with the exception of adjustments resulting from changes in capitalization) or change the class of participants eligible to receive options granted under the 1993 Plan without stockholder approval.

     In the event that the Company should elect to dissolve, merge or consolidate with any other corporation, sell substantially all of its assets to another person or entity, or enter into any other reorganization in a transaction which the company is not the surviving corporation, the date of exercisability of each option outstanding under the 1993 Plan will be accelerated to date prior to such transaction unless provision is made in connection with such transaction for the option or substitution of new options with appropriate adjustments by the surviving corporation.

     The foregoing description of the 1993 Plan is only a summary of the principle terms of the 1993 Plan, does not purport to be complete, and reference is made to the 1993 Plan which sets forth in detail all of the terms and conditions upon which options can be granted thereunder. A complete copy of the 1993 Plan, as amended, will be provided without charge, upon written request, to any stockholder to whom this Notice of Annual Meeting and Proxy Statement is being sent, addressed to Corporate Secretary, CAM Data Systems, Inc., 17520 Newhope Street, Fountain Valley, California 92708.

FEDERAL INCOME TAX CONSEQUENCES

     At the time of the grant of an option under the 1993 Plan, the optionee will recognize no taxable income, and the Company will not be entitled to a deduction, as long as such options are not actively traded on an established market and their fair market value cannot otherwise be measured with reasonable accuracy. However, upon the exercise of an option the optionee will recognize taxable income in the amount by which the then fair market value of the shares of the Company's common stock acquired upon exercise exceeds the aggregate exercise price therefore, with the Company being entitled to a compensation deduction for federal income tax purposes in an equal amount. The amount of such taxable income will be characterized as compensation income to the optionee. Persons that may be subject to the application of the provisions of Section 16(b) are subject to certain additional rules.

     Upon subsequent disposition of shares of common stock acquired upon exercise of an option, the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the basis for the shares (the basis being equal to the sum of the price paid for the shares upon exercise and the amount of ordinary income recognized on account thereof), provided that the shares were held as a capital asset. Any capital gain or loss to the optionee will be characterized as long or short term, depending upon whether the holding period for long-term capital gain treatment has been met.

RECOMMENDATION

     The Company's Board of Directors has unanimously recommended that the Company's stockholders vote FOR approval of the amendment to the 1993 Plan. Approval of the amendment to the 1993 Plan by the Company's stockholders will require the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote.


                                 OTHER BUSINESS

     The Board of Directors knows of no matters other than those described herein which are to be brought before the 2000 Annual Meeting of Stockholders. However, if any other proper matters are brought before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters. Holders of a majority of the outstanding shares of the Company's common stock must be present, either in person or by proxy, in order for the Annual Meeting to be held. The proxy is revocable at any time and will not affect your right to vote in person if you attend the Annual Meeting.

                                 ANNUAL REPORTS

     The Company's 1999 Annual Report to Stockholders, which includes audited financial statements for the Company's fiscal year ended September 30, 1999, will accompany this proxy statement being mailed to stockholders of record on February 17, 2000. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, and any amendments thereto, is available without charge to any stockholder of the Company upon written request to CAM Data Systems, Inc., 17520 Newhope Street, Fountain Valley, California 92708,
Attention: Finance department.

                      SUBMISSION OF STOCKHOLDERS PROPOSALS

     Stockholders of the Corporation wishing to include proposals to be put before the stockholders at the Annual Meeting of Stockholders of the Company to be held in 2001, must submit the same in writing so as to be received at the executive offices of the Company on or before December 1, 2000. Such proposals must also meet the other requirements of the rules of Securities and Exchange Commission relating to stockholders' proposals.


BY ORDER OF THE BOARD OF DIRECTORS:


/s/ GEOFFREY D. KNAPP
--------------------------------
    Geoffrey D. Knapp
    Secretary


Dated:  Fountain Valley, California
        February 7, 2000

                             CAM DATA SYSTEMS, INC.
                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 6, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned shareholder of CAM Data Systems, Inc. (the "Company") hereby appoints Geoffrey D. Knapp, the Secretary of the Company, or failing him Paul Caceres Jr., the Chief Financial Officer of the Company, or instead of either of the foregoing, an officer of the Company, as the nominee of the undersigned to attend and to act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held on April 6, 2000 at 2:00 P.M., Pacific Standard Time, and at any adjournments thereof, to the same extent and with same power as if the undersigned were personally present at said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the nominees named above are specifically directed to vote as indicated on the reverse side hereof.


                                SEE REVERSE SIDE

        Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Shareholders

                             CAM DATA SYSTEMS, INC.

                                  April 6, 2000


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES"
                       IN ITEM 1 AND "FOR" ITEMS 2 THROUGH 5


     1.   ELECTION OF DIRECTORS FOR_____ WITHHELD_____

          Nominees:
          Geoffrey D. Knapp
          Walter Straub
          David Frosh
          Corley Phillips
          Frederick Haney
          Scott Broomfield

          Withheld for the following only: (Write the name of the nominee(s) in the space below:

          ----------------------------------------------------------------------

     2. PROPOSAL TO CONFIRM THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY

          FOR_____ AGAINST_____ ABSTAIN_____

     3. TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "CAM COMMERCE SOLUTIONS"

          FOR_____ AGAINST_____ ABSTAIN_____

     4. TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK

          FOR_____ AGAINST_____ ABSTAIN_____

       5. TO AMEND THE COMPANY'S 1993 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN AND TO LENGTHEN THE TERM OF THE PLAN

              FOR_____ AGAINST_____ ABSTAIN_____


              NOTE: In the event that no specifications have been made with respect to any manner in which the named proxy nominees are required to vote on any matter in this proxy, nominees are instructed to vote the shares represented by this proxy for any matter.

              If there are amendments or variations to the matters proposed at the meeting, or at any adjournment or adjournments thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein to vote on such amendments, variations or other business.

              IMPORTANT: Please SIGN, DATE AND RETURN this proxy as soon as possible to American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, Attn: Proxy Dept.

               SIGNATURE__________________________ DATE_________________


               SIGNATURE__________________________ DATE_________________
                        Signature if Held Jointly

               Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                                        APPENDIX
                             CAM DATA SYSTEMS, INC.
                             1993 STOCK OPTION PLAN
                                   AS AMENDED



        1. Purpose of Plan. The purpose of this 1993 Stock Option Plan (the "Plan") of CAM Data Systems, Inc., a Delaware corporation (the "Company"), is to promote the interests of the Company and its shareholders by providing officers, directors, and employees of the Company, and its subsidiaries, with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining personnel of outstanding ability.

        2. Administration of Plan. This Plan shall be administered by a committee of two or more persons who are "Non-Employee Directors" within the meaning of Rule 16b-3 of the Securities and Exchange Commission (the "Committee") appointed by the Company's board of directors (the "Board"). A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any option granted hereunder shall be final, conclusive and binding upon all persons, including without limitation the Company, shareholders, employees and optionees. To the full extent permitted by law, no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted hereunder.

        3. Shares Subject to Plan. The shares that are subject to options granted under this Plan shall be authorized but previously unissued shares of common stock (the "Common Shares") of the Company, par value $.001, and they shall not exceed 1,200,000 Common Shares in the aggregate, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan. Appropriate adjustments in the number of Common Shares and in the option price per share may be made by the Committee, in its sole discretion, to give effect to adjustments made in the number of outstanding Common Shares of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional shares shall be rounded to the nearest whole share.

        4. Eligible Employees. Options may be granted under this Plan to any officer, director or employee of the Company or any subsidiary thereof, including consultants and advisors. References herein to "employment" and similar terms shall include the providing of services in any such capacity.

        5. Granting of Options. Subject to the terms and conditions of this Plan, the Committee may, from time to time, prior to April 15, 2003, grant to such eligible employees as the Committee may determine options to purchase such number of Common Shares of the Company on such terms and conditions as the Committee may determine. In determining the employees to whom options shall be granted and the number of Common Shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee, in its sole discretion, shall deem relevant. The date and time of approval by the Committee of the granting of an option shall be considered the date and the time of the grant of such option. Options granted under this Plan will be exclusively "Nonstatutory Options" that will not qualify for incentive option treatment pursuant to
Section 422A of the Internal Revenue Code of 1986 ("the Code" ). This Plan does not limit the number of shares as to which options may be granted to any one participant (including executive officers and directors of the Company), but no employee may be granted Stock Options which first become exercisable in any calendar year to purchase shares of Common Stock having a fair market value (determined at the time of the grant of the option) in excess of $100,000, reduced by the fair market value (similarly determined) of any shares subject to stock options granted under any other plan of the Company which also become exercisable in such calendar year. Commencing May 25, 1995, each then current member of the Committee shall be automatically granted an option to purchase 7,500 Common Shares. Thereafter, each Committee member shall be automatically granted an option to purchase 7,500 Common Shares on each yearly anniversary date of their appointment to the Committee, provided they continue to serve on the Committee on such anniversary date. To the extent practicable, all appointments and reappointments to the Committee will take place at the Annual Stockholders' Meeting. Each option will be granted at an exercise price equal to Fair Market Value (as defined below).

        6. Option Price. The purchase price of each Common Share subject to an option shall be fixed by the Committee and shall not be less than 100% of the Fair Market Value (as defined below) of a Common Share on the date of grant. The purchase price of each Common Share stock option that is granted to an employee who owns at the time such option is granted, stock of the Company (or of any parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein (a "10% Shareholder") shall, notwithstanding anything stated in the immediately preceding sentence, be not less than 110% of the Fair Market Value of a Common Share on the date of grant.

        For purposes of this Plan, the "Fair Market Value" of a Common Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing price of a Common Share on the date immediately preceding such date or, if no sale of such shares shall have occurred on that date, on the next preceding day on which a sale of such shares occurred, on the

National Association of Securities Dealers, Inc. Automated Quotations Small Capitalization Market, or, if such shares are not quoted on the National Association of Securities Dealers, Inc. Automated Quotations System, the mean between the closing "bid" and the closing "asked" quotation of such a share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, provided that if the shares in question are not quoted on any such system, Fair Market value shall be what the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding anything stated in this paragraph, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.

        7.     Option Period.

               (a) No option may be exercised prior to one (1) year from the date it was granted except:

                      (i) upon the occurrence of the disability of the holder of option while employed by the Company or a parent or subsidiary thereof; or

                      (ii) the expiration of the period after the termination of the optionee's employment within which the option is exercisable as specified in paragraph 9(b) or 9(c), whichever is applicable;

                      (iii) the death of the holder while so employed or within three (3) months after the termination of such employment; or

                      (iv) upon a Change in Control as defined in paragraph 10(b) of this Plan; or

                      (v)    pursuant to paragraph 11(b) of this plan,

In addition, no option may be exercised prior to such time as the shareholders of the Company shall have approved this Plan at a duly held shareholders' meeting of the Company and a registration statement covering the Common Shares for which the option may be exercised shall have become effective under the Securities Act of 1933, as amended ("Shareholder Approval and Registration"), subject to the foregoing limitations, each option agreement provided for in paragraph 15 hereof shall specify when the option shall become exercisable.

               (b) Each option granted under this Plan and all rights to purchase shares thereunder shall cease on the earliest of:

                      (i) ten (10) years after the date such option is granted or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted;

                      (ii) April 16, 1993, if the shareholders of the Company shall not have approved this Plan prior to that date at a duly held shareholders, meeting; or

                      (iii) the date, if any, fixed for cancellation pursuant to paragraph 11(b) of this Plan.

In no event shall any option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

        8. Manner of Exercising Options. A person entitled to exercise an option may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivering to the Company at its principal executive office, to the attention of its Chief Financial Officer, written notice of exercise, specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the purchase price of the shares to be purchased at that time. The purchase price of each share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) at the time of exercise. The shares shall not be issued until full payment therefore has been made, and the granting of an option to an individual shall give such individual no rights as a shareholder prior to the issuance of such shares.

        9.     Transferability and Termination of Options.

               (a) During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise the option. No option shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

               (b) During the lifetime of an optionee, an option may be exercised only while the optionee is an employee of the Company or of a parent or subsidiary thereof, and only if such individual has been continuously so employed since the date the option was granted, except that:

                      (i) as to any individual who has been continuously employed by the Company (or a parent or subsidiary thereof) for at lease twelve (12) full calendar months following the grant of the option, such individual may exercise the option within three (3) months after termination of such individual's employment to the extent that the



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

                             option was exercisable immediately prior to such individual's termination of employment;

                      (ii) in the case of an employee who is disabled (within the meaning of Section 22(e)(3) of the Code) while employed, such individual or his or her legal representative may exercise the option within one
                             (1) year after termination of such individual's employment;

                      (iii) as to any individual whose termination of employment occurs following a Change of Control as defined in paragraph 10(b) of this Plan, such individual may exercise the option within three (3) months after termination; and

                      (iv) as to any individual whose termination of employment occurs following a declaration pursuant to paragraph 11(b) of this Plan, such individual may exercise the option at any time permitted by such declaration.

               (c) An option may be exercised after the death of the optionee by such individual's legal representatives, heirs or legatees, but only within one (1) year after the death of such optionee.


               (d) In the event of the disability (within the meaning of Section 22(e)(3) of the Code) or death of an optionee, any option held by such individual or his or her legal representative that was not previously exercisable shall become immediately exercisable in full if Shareholder Approval and Registration have been completed and if the disabled or deceased individual shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such disability, or, in the event of death, a date not more than three (3) months prior to such date. If Shareholder Approval and Registration are completed after such date of death or disability but prior to the expiration of the option under paragraph 7(b), the option shall become immediately exercisable in full upon such completion of Shareholder Approval and Registration.


        10.    Change in Control.

               (a) Anything to the contrary in this Plan notwithstanding, in the event of a "Change in Control, of the Company, as defined in paragraph 10(b), an option held by a person under this Plan that shall not have expired shall become immediately exercisable in full, provided Shareholder Approval and Registration shall have been completed prior to exercise of the option.

               (b)    A "Change in Control", for purposes of this Plan, means,

                      (i) a majority of the directors of the Company shall be persons other than persons:

                             (A) for whose election proxies shall have been solicited by the Board of Directors of the Company; or

                             (B) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships;


                      (ii) during the fiscal years ended September 30, 1993, 1994, 1995 and 1996 and thereafter, 50%, 45%, 40%
                             and 35%, respectively, or more of the outstanding voting stock of the Company shall have been acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 15-14, as amended, or any successor rule thereto) by any person (other than the Company, subsidiary of the Company or the person holding the option) or group of persons (which group does not include the person holding the option) acting in concert; or


                      (iii) The shareholders of the Company shall have approved a definitive agreement or plan to:

                             (A) merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a subsidiary of the Company or (2) a merger in which the Company is the surviving corporation and either (a) no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property, or (b) all holders of outstanding voting stock of the Company (other than fractional shares) immediately prior to the merger have substantially the same proportionate ownership of the voting stock of the company or of its parent corporation immediately after the merger);

                             provided, however, that if the transaction contemplated by such definitive agreement or plan approved by the shareholders of the Company is not actually consummated, a Change in Control shall retroactively be deemed not to have occurred and the acceleration of the exercise dates of options pursuant to paragraph 10(a) shall be deemed null and void;

                             (B) exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities or other property;

                             (C)    sell or otherwise dispose of all or
                                    substantially all of the assets of the
                                    Company (in one transaction or a series of transactions); or

                             (D)    liquidate or dissolve the Company;

unless a majority of the voting stock (or the voting equity interest) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or the Company or its parent corporation (in the case of a statutory share exchange) is beneficially owned by the person holding the option or a group of persons that includes the person holding the option acting in concert.

        11. Dissolution, Liquidation, Merger. In the event of the proposed dissolution or liquidation of the Company or in the event of a proposed sale of substantially all of the assets of the Company or in the event of a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company (such dissolution, liquidation, sale, merger, consolidation or exchange being herein call an "Event"), the Committee shall do one of the following:

               (a) If the Event is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor's Stock which has a Fair Market Value as of the effective date of the Event equal to the product of
                      (i) the amount by which the Event Proceeds per Common Share (as defined in paragraph 11(b) below) exceeds the option exercise price per share times (ii) the number of Common Shares covered by the option, or

               (b) At least ten (10) days prior to the actual effective date of an Event, declare, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to each optionee, within ten (10) days after the Event, of cash equal to the amount (if any), for each share covered by the cancelled option, by which the Event Proceeds per Common Share (as hereinafter defined) exceeds the exercise price per Common Share covered by such option, provided that no such declaration shall be made unless Shareholder Approval and Registration shall have been completed. At the time of the declaration provided for in the immediately preceding sentence, each option shall immediately become exercisable in full and each optionee shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the shares covered thereby. In the event of a declaration pursuant to this paragraph 11(b), each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event, as provided in the declaration pursuant to the paragraph 11(b), each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event, shall be cancelled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 11(b). For purposes of this paragraph, "Event Proceeds per Common Share" shall mean the cash plus the Fair Market Value, as determined in good faith by the Committee, or the non-cash consideration to be received per Common Share by the shareholders of the company upon the occurrence of the Event.

        12. Tax Withholding. Delivery of Common Shares upon exercise of a nonstatutory stock option shall be subject to any required withholding taxes. A person exercising such an option, as a condition precedent to receiving the Common shares, shall pay the Company a cash amount equal to the amount of any required withholdings.

        13. Termination of Employment. Neither the transfer of employment of an individual to whom an option is granted between any combination of the Company, a parent corporation and a subsidiary thereof, nor a leave of absence granted to such individual and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. The terms "parent" or "parent corporation" and "subsidiary" as used in this Plan shall have the meaning ascribed to "parent corporation" and "subsidiary corporation," respectively, in Sections 425(a) and
(f) of the Code.

        14. Other Terms and Conditions. The Committee shall have the power, subject to the limitations contained herein, to fix any other terms and conditions for the grant or exercise of any option under this Plan. Nothing contained in this Plan or in any option granted pursuant to this Plan, shall confer upon a person holding an option any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate the employment of an employee at any time.

        15. Option Agreements. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine, which agreement shall, among other things, designate that the options granted are nonstatutory options.

        16. Amendment and Discontinuance of Plan. The Board may at any time amend, suspend or discontinue the Plan; provided, however, that no amendment by the Board shall, without further approval of the shareholders of the Company:

               (a)    change the class of employees eligible to receive options;

               (b) except as provided in paragraph 3 hereof, increase the total number of Common Shares of the Company which may be made subject to options granted under the Plan;

               (c) increase the benefits accruing to participants under the plan; or

               (d)    extend the term of this Plan beyond April 15, 2003;

No amendment to the Plan shall, without the consent of the holder of the option, alter or impair any options previously granted under the Plan.

        17. Effective Date. This Plan shall be effective upon approval thereof by each of the Board and Shareholders.